EXHIBIT 24.1

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockford, State of Illinois, on August 15, 1996.

WOODWARD GOVERNOR COMPANY

BY:  /S/JOHN A. HALBROOK
JOHN A. HALBROOK
CHAIRMAN AND CHIEF EXECUTIVE
OFFICER

POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints John A. Halbrook and Vern H. Cassens and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all post-effective amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission under the Securities Act of 1933.
Pursuant to the requirements of the Securities Act of 1933, this
Registration Statement has been signed by the following persons in the capacities indicated on August 15, 1996.
SIGNATURE	TITLE

/s/JOHN A. HALBROOK	Chairman and Chief Executive
John A. Halbrook	Officer
                       		 (Principal executive officer)

/s/VERN H. CASSENS	Vice President, Treasurer
Vern H. Cassens         and Chief Financial Officer
                        		(Principal financial officer)

/s/MARK LEUM            Director
Mark Leum

/s/MICHAEL T. YONKER	Director
Michael T. Yonker

/s/CARL J. DARGENE	Director
Carl J. Dargene

/s/THOMAS W. HEENAN	Director
Thomas W. Heenan

/s/J. GRANT BEADLE	Director
J. Grant Beadle

/s/LAWRENCE E. GLOYD	Director
Lawrence E. Gloyd

/s/J. PETER JEFFREY	Director
J. Peter Jeffrey